SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 22, 2003

Commission File Number 0-27744

PCD INC.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts 04-2604950
(State or Other Jurisdiction of (I.R.S. Employer
Incorporation or Organization) Identification Number)

2 Technology Drive
Centennial Park
Peabody, Massachusetts 01960-7977
(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code: (978) 532-8800

ITEM 5. OTHER EVENTS.

          On January 22, 2003, the Company announced that it had received notification from the Nasdaq Stock Market, Inc., indicating that its securities would be delisted from The Nasdaq SmallCap Market at the opening of business on January 31, 2003. A copy of the release is attached as Exhibit 99.1 hereto.

          On January 17, 2003, the Company filed a Current Report on Form 8-K indicating that it had entered into an agreement with Fleet National Bank and its other Lenders extending the temporary waiver of certain Events of Default under its $44 million Senior Credit Facility through March 31, 2003. The Company is continuing discussions with its Lenders and financial advisors regarding a more permanent solution and is considering alternatives. Such alternatives are likely to be disadvantageous to the Company's stockholders.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

EXHIBIT
NUMBER

99.1                               Press Release, dated January 28, 2003, entitled "PCD Inc. Announces Receipt of NASDAQ Delisting Notice."

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCD INC.

Registrant

DATED: January 28, 2003

By: /s/ John L. Dwight, Jr.
John L. Dwight, Jr.
Chairman of the Board, President
and Chief Executive Officer